UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2006

A. M. Castle & Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3400 North Wolf Road, Franklin Park, Illinois		60131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-349-2516

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On Friday, May 5, 2006 the Company disseminated a press release, attached as Exhibit A, announcing the Company's operational results for the First Quarter ending March 31, 2006 and the declaration of a quarterly cash dividend of six cents ($0.06) per share on the Company's common stock, payable on May 26, 2006 to shareholders of record at the close of business on May 12, 2006.

As part of the press release there is a bridge of non-GAAP financial measurement of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to reported net income. It is shown below the disclosure of the GAAP figures for Operating Income, Net Income and Diluted earnings per share. This reconciliation of EBITDA to Net Income is for the Three Months Ended March 31, 2006 and March 31, 2005.

The Company believes, however, that EBITDA is an important term and concept because of its use by the professional investment community, including the Company's primary lenders. The Company believes the use of this Term is necessary to a proper understanding of the changes in the Company's earnings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.

May 5, 2006	By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President CFO, Controller/Treasurer

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Exhibit Index

Exhibit No.	Description

99	Press Release